          As filed with the Securities and Exchange Commission on March 31, 1999
                                                  Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          NORTHROP GRUMMAN CORPORATION
                           --------------------------

         Delaware                                                95-1055798
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                          --------------------------
                             1840 Century Park East
                         Los Angeles, California  90067
                                 (310) 553-6262
             (Address of Registrant's Principal Executive Offices)
                          --------------------------

                 EMPLOYEES STOCK PURCHASE PLAN OF LOGICON, INC.
                          --------------------------

                              JOHN H. MULLAN, ESQ.
                    Corporate Vice President and Secretary
                          NORTHROP GRUMMAN CORPORATION
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
                          --------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                    Proposed Maximum            Proposed Maximum               Amount of
  Title of Securities          Amount to           Offering Price per               Aggregate                Registration
    to be Registered         be Registered              Share(3)                Offering Price(3)               Fee(3)
----------------------------------------------------------------------------------------------------------------------------

Common stock, par value
 $1.00 per share (1)(2)       175,000 shares            $59 19/32                    $10,428.91                  $2,899.24
============================================================================================================================

(1) Includes rights ("Rights") issuable pursuant to the Common Stock Purchase Rights Plan dated September 21, 1998, which Rights are related to shares of common stock, par value $1.00 (the "Common Stock") of Northrop Grumman Corporation (the "Company" or the "Registrant"), including shares registered hereunder, in the ratio of one Right to one share.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employees Stock Purchase Plan of Logicon, Inc. (the "ESPP") described herein.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock quoted on the New York Stock Exchange, Inc. on March 30, 1999.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company or the ESPP with the Commission are hereby incorporated by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) The ESPP's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

         (d) The description of the Common Stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act; and

         (e) The description of the Rights which is contained in the Company's registration statement on Form 8-A dated November 13, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the ESPP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

         The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

         The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Registrant has also purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1 Employees Stock Purchase Plan of Logicon, Inc. (incorporated by reference to Form S-8 Registration Statement (Registration No. 2-82907), filed by Logicon, Inc.).

         4.2 Certificate of Incorporation, as amended (incorporated by reference to Form S-3 Registration Statement, filed August 18,
                 1994).

         4.3 Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K, filed March 23, 1999).

         4.4 Common Stock Purchase Rights Plan (incorporated by reference to Form 8-A filed November 13, 1998).

         5.1     Opinion of Gibson, Dunn & Crutcher LLP.

        23.1     Consent of Deloitte & Touche LLP.

        23.2     Consent of PricewaterhouseCoopers LLP.

        23.3     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                 5.1).

        24.1     Power of Attorney (included on page 5 hereof).

Item 9.  Undertakings

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided,
                                                                   --------
                        however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
                        -------
                        apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective statement, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of March, 1999.

                                 NORTHROP GRUMMAN CORPORATION

                                 By: /s/ John H. Mullan
                                    ----------------------------
                                    John H. Mullan
                                    Corporate Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard R. Molleur and John H. Mullan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

             Signature                                 Title                                     Date
             ---------                                 -----                                     ----
/s/ Kent Kresa                          Chairman of the Board, President and                March 31, 1999
------------------------------------    Chief Executive Officer and Director
(Kent Kresa)                            (Principal Executive Officer)


/s/ Richard B. Waugh, Jr.               Corporate Vice President and Chief                  March 31, 1999
------------------------------------    Financial  Officer (Principal
(Richard B. Waugh, Jr.)                 Financial Officer)


/s/ Nelson F. Gibbs                     Corporate Vice President and                        March 31, 1999
------------------------------------    Controller (Principal Accounting
(Nelson F. Gibbs)                       Officer)


                                        Director                                            March 31, 1999
------------------------------------
(Jack R. Borsting)

                                        Director                                            March 31, 1999
------------------------------------
(John T. Chain, Jr.)



                                        Director                                           March 31, 1999
------------------------------------
(Jack Edwards)

                                        Director                                           March 31, 1999
------------------------------------
(Phillip Frost)

 /s/ Robert A. Lutz                     Director                                           March 31, 1999
------------------------------------
(Robert A. Lutz)

 /s/ Aulana L. Peters                   Director                                           March 31, 1999
------------------------------------
(Aulana L. Peters)

 /s/ John E. Robson                     Director                                           March 31, 1999
------------------------------------
(John E. Robson)

 /s/ Richard M. Rosenberg               Director                                           March 31, 1999
------------------------------------
(Richard M. Rosenberg)

 /s/ John Brooks Slaughter              Director                                           March 31, 1999
------------------------------------
(John Brooks Slaughter)

 /s/ Richard J. Stegemeier              Director                                           March 31, 1999
------------------------------------
(Richard J. Stegemeier)

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Employees Stock Purchase Plan of Logicon, Inc.) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 30th day of March, 1999.



                              SANWA BANK CALIFORNIA

                                /s/ Charles J. Paolino
                              ----------------------------------------------
                              Name: Charles J. Paolino
                              Title: Vice President
                                     Sanwa Trust & Investment


                                /s/ Armida R. Vasquez
                              ----------------------------------------------
                              Name: Armida R. Vasquez
                              Title: Assistant Vice President

                              EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1 Employees Stock Purchase Plan of Logicon, Inc. (incorporated by reference to Form S-8 Registration Statement (Registration No. 2-82907), filed by Logicon, Inc.).

4.2 Certificate of Incorporation, as amended (incorporated by reference to Form S-3 Registration Statement, filed August 18,
                  1994).

4.3 Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K, filed March 23,
                  1999).

4.4 Common Stock Purchase Rights Plan (incorporated by reference to Form 8-A filed November 13, 1998).

5.1               Opinion of Gibson, Dunn & Crutcher LLP.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of Gibson, Dunn & Crutcher LLP (contained in
                  Exhibit 5.1).

24.1              Power of Attorney (included on page 5 hereof).